Exhibit 99.1

Nesco Holdings Completes Acquisition of Custom Truck One Source in Partnership with Platinum
Equity and Changes Its Name to Custom Truck One Source, Inc.

Kansas City, MO., April 1, 2021 /PRNewsire/ Nesco Holdings, Inc. (NYSE: NSCO) (“Nesco”), which has been renamed as Custom Truck One Source, Inc. (the “Company”) effective today, in partnership with an affiliate of Platinum Equity, LLC (“Platinum”), today announced the closing of the previously announced transaction to acquire Custom Truck One Source, L.P. (“CTOS”) for a purchase price of $1.475 billion. Nesco and CTOS are leading providers of specialized truck and heavy equipment solutions, including rental, sales and aftermarket parts and service.

The Company is headquartered in Kansas City, Missouri and led by CTOS co-founder and CEO Fred Ross. The combination creates a leading, one-stop-shop provider of specialty rental equipment, serving highly attractive and growing infrastructure end markets, including the transmission and distribution energy grid, the 5G revolution build-out and critical rail and other national infrastructure initiatives.

In connection with the Acquisition, the Company has changed its name to Custom Truck One Source, Inc. Its shares of common stock will trade on the NYSE under the ticker symbol “CTOS” beginning on April 5, 2021, and its existing warrants will trade on the NYSE under the ticker symbol “CTOS.WS”. The Company’s leadership team also includes Ryan McMonagle as President and Chief Operating Officer and Brad Meader as Chief Financial Officer, both of whom previously held those positions at CTOS.

“We are truly excited about bringing these two great companies together,” said Mr. Ross. “We believe that our stockholders will realize the benefits of the combination as we create one of the largest specialty rental fleets in the country. Moreover, we are excited to bring a larger platform to our customers and to continue to provide them with the outstanding customer service they have come to expect from both of us.”

In connection with the Acquisition, Platinum has made an investment and became the majority stockholder of the Company while existing CTOS equity holders, including certain funds managed by the Blackstone Group (“Blackstone”), the majority owner of CTOS prior to the Acquisition, and certain members of the CTOS management team, became minority stockholders of the Company. Energy Capital Partners (“ECP”) and Capitol Investment (“Capitol”), who together owned approximately 70% of Nesco’s outstanding common stock prior to the Acquisition, retained their entire ownership positions in the Company.

“We look forward to working with the management team to bring these companies together and to putting our playbook in action to create significant shareholder value for many years to come,” said Platinum Equity Partner Louis Samson. “We have a lot of experience in this industry and are excited about the opportunities ahead.”

“We are thrilled to consummate this merger which creates a very unique, valuable, well-capitalized company that is a terrific business and now also will benefit from, and play an important role in, the likely large investment about to be made in our nation’s electrical, telecom and rail infrastructure,” said Mark Ein, Capitol’s CEO and Nesco’s Vice-Chairman who will join the CTOS board.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in press release, the words “anticipates,” “believes,” “will,” “expects,” “look forward” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in this press release. Important factors, among others, that may affect actual results or outcomes include: the impact of the COVID-19 pandemic on the Company’s business and operations as well as the overall economy; the Company’s ability to integrate the Nesco and CTOS businesses and achieve the expected benefits of the Acquisition in a timely manner; unanticipated costs related to the integration; and general economic and market conditions impacting demand for the Company’s services. For a more complete description of these and other possible risks and uncertainties, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 9, 2021, as updated by the Company’s subsequent quarterly reports on Form 10-Q.

ABOUT THE COMPANY

The Company is a leading provider of specialized truck and heavy equipment solutions to the utility, telecommunications, rail and infrastructure markets in North America. The Company’s solutions include rentals, sales, aftermarket parts, tools, accessories and service, equipment production, manufacturing, financing solutions, and asset disposal. With vast equipment breadth, the Company’s team of experts service its customers across an integrated network of locations across North America. For more information, please visit customtruck.com.

INVESTOR CONTACT

Brad Meader, Chief Financial Officer

800.252.0043

investors@customtruck.com